As filed with the Securities and Exchange Commission on June 23, 2014.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0458888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

405 Eagleview Boulevard
Exton, Pennsylvania 19341

(Address, including zip code, of registrant’s principal executive offices)

Fibrocell Science, Inc. 2009 Equity Incentive Plan (as amended)

(Full title of the plans)

Gregory Weaver, Senior Vice President & Chief Financial Officer
405 Eagleview Boulevard
Exton, Pennsylvania 19341
(484) 713-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
(215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each Class of Security being Registered	Amount being Registered (1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	3,000,000	$4.25	$12,750,000.00	$1,642.20

(1)         This registration statement covers 3,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of Fibrocell Science, Inc., a Delaware corporation (the “Company”), issuable pursuant to the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”).  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Common Stock that may be granted under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         The Proposed Maximum Offering Price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the price of $4.25 per share, the average of the high and low prices of the registrant’s common stock as reported on the NYSE MKT on June 20, 2014.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of registering additional shares of Common Stock of the registrant in connection with the Fibrocell Science, Inc. 2009 Equity Incentive Plan , as amended (the “Equity Plan”) for which a Registration Statement of Fibrocell Science, Inc. (the “Company”) on Form S-8 relating to the Equity Plan is effective. This Registration Statement registers an additional 3,000,000 shares of common stock of the Company to be issued pursuant to the Equity Plan. The contents of the previous Registration Statements on Form S-8 filed by us with the SEC for the Equity Plan on March 11, 2011 (File No. 333-172776) and August 15, 2013 (File No. 333-190650), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “SEC”):

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, and the amendments to our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on April 30, 2014 and June 2, 2014;

(b) The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on May 19, 2014;

(c) The Company’s Current Reports on Form 8-K dated January 13, 2014 (other than Item 7.01 and Exhibit 99.2), January 23, 2014, May 12, 2014 (only Item 4.02), June 19, 2014 and June 20, 2014;

(d) The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed on May 14, 2013, and any amendment or report filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.         Exhibits.

Exhibit No.	Description of Exhibit
4.1	2009 Equity Incentive Plan, as amended (incorporated by reference from the Company’s current report on Form 8-K (file no. 001-31564) filed on June 20, 2014

5.1	Opinion of Pepper Hamilton LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 to this Registration Statement)*

24	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exton, Pennsylvania, on June 23, 2014.

FIBROCELL SCIENCE, INC.

By:	/s/ Gregory Weaver
Name:	Gregory Weaver
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Pernock and Gregory Weaver, each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Pernock	Chief Executive Officer and Chairman of the Board	June 23, 2014
David Pernock	(Principal Executive Officer)

/s/ Gregory Weaver	Chief Financial Officer	June 23, 2014
Gregory Weaver	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kelvin Moore	Director	June 23, 2014
Kelvin Moore

/s/ Marc Mazur	Director	June 23, 2014
Marc Mazur

/s/ Marcus Smith	Director	June 23, 2014
Marcus Smith

/s/ Julian Kirk	Director	June 23, 2014
Julian Kirk

/s/ Christine St.Clare	Director	June 23, 2014
Christine St.Clare

/s/ Douglas J. Swirsky	Director	June 23, 2014
Douglas J. Swirsky

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	2009 Equity Incentive Plan, as amended (incorporated by reference from the Company’s current report on Form 8-K (file no. 001-31564) filed on June 20, 2014

5.1	Opinion of Pepper Hamilton LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 to this Registration Statement)*

24	Power of Attorney (included on the signature page of this Registration Statement)*

*	Filed herewith.